EXHIBIT 99.2

Lexaria Bioscience and Nuka Enterprises’ 1906 Expand Cannabis Product Relationship

1906 fast-acting edibles products, powered by Lexaria’s DehydraTECH technology, will expand across the US in 2019 and 2020

Kelowna, British Columbia – May 21, 2019 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX), an innovator in drug delivery platforms, today announced the most reliable fast acting edibles on the market will now be available across the country through a major expansion in operations by Nuka Enterprises LLC, (“Nuka”) maker of 1906 cannabis edibles for high functioning adults.

Last year, Nuka acquired contractual options to expand its use of DehydraTECHTM technology. Exercising some of those options, Nuka plans to expand operations for cannabis chocolates and edibles in six additional states and cannabis beverages in three states in 2019 and 2020.

“As the fastest growing edibles brand in Colorado, we believe a huge part of our consumer appeal is because of this fast-acting technology,” said Peter Barsoom, Nuka Enterprises CEO and Co-Founder. “We look forward to continuing to innovate alongside Lexaria, whose technology is the best in the industry.”

Currently, 1906 offers six distinct formulations that combine low-dose cannabis with targeted plant medicines. Over the next two years, 1906 is expanding their product offerings to other legal markets including: Illinois, Ohio, Massachusetts, Michigan and others. Overall, roughly a ten-fold increase in product volumes manufactured by Nuka utilizing DehydraTECH is expected over the next eighteen months.

As part of its mission to bring cannabis back to its pre-prohibition status as a mainstream, widely used medicine for the greater good, Nuka will also begin using DehydraTECH to create consumer products containing CBD. Lexaria recently announced that its technology was able to deliver 475% more CBD after just 15 minutes than conventional industry formulations.

Nuka has utilized Lexaria’s technology within its award-winning 1906 chocolates for roughly three years. Since its founding in 2016, 1906 has advanced from a start-up to Colorado’s fastest growing edibles company, now available in more than 200 dispensaries. Praise for 1906 products can be seen in Vogue, Penthouse, Cosmo, Eater, The Huffington Post, VICE and many more nationally-recognized publications.

The comprehensive semi-exclusive agreement provides Nuka and 1906 with competitive technological advantages until 2028, as well as growing revenue streams for Lexaria. A second license provides Nuka and 1906 with the immediate ability to utilize DehydraTECH technology for CBD across the US marketplace.

“Nuka’s astonishing growth since launch is impressive and we can’t wait to see what innovative products they design next using DehydraTECH technology,” said Chris Bunka, Chief Executive Officer of Lexaria Bioscience Corp. “Together, we have a market advantage that will significantly change public perception of how and when to consume cannabis and plant medicine because consumers don’t have to wait an hour or longer for their edibles to kick in with 1906 brand.”

On April 30, 2018, Lexaria announced that Nuka had also acquired an option to expand its products and brand to Canada and across the US and that Nuka and 1906 planned to leverage the competitive advantages of DehydraTECH across multiple product lines. They also strategically acquired new rights in product categories in addition to the original chocolate formats, which include candies, beverages, capsules and pills, and topical creams. In doing so, Nuka and 1906 have the opportunity to create America’s first national DehydraTECH-powered cannabis brand for edible and topical products that offer the superior experiential profiles 1906 consumers desire, together with the exceptional flavor and speed of onset benefits.

About Nuka Enterprises and 1906

Nuka Enterprises develops processes, IP and services focused on disrupting the nascent and fast-emerging cannabis industry. Nuka’s 1906 brand is creating a new category of premium edibles that marry the benefits of cannabis and plant medicines, designed to appeal to responsible, informed, health conscious adults. 1906 products deliver distinct highs with functional benefits in fast-acting edible of artisanal chocolate and other high quality ingredients. 1906’s product lineup delivers six unique experiences that promote sleep, energy, arousal, relaxation, cognitive focus, and a happy mood, all in a safe and predictable formulation. For more information, please visit 1906newhighs.com.

About Lexaria

Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECHTM delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.

www.lexariabioscience.com

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FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.

Alex Blanchard, Communications Manager

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FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids, nicotine or any other active ingredient. There is no assurance that Nuka Enterprises or any customer, client or licensee will execute their business plans or expansion plans as communicated. There is no assurance that any planned corporate activity, scientific research or study, business venture, letter of intent, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

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